UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 13, 2007

IDEAEDGE, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

(Address of principal executive offices)

(858) 677-0080

(Registrant’s telephone number)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective November 14, 2007, IdeaEdge, Inc., a Colorado corporation, formerly VOS International, Inc. (the “Company”), entered into a consulting agreement with SPN Investments, Inc. (“SPN”) for investor relations services for a period of one year. Pursuant to terms of the agreement, the Company agreed to issue 275,000 shares of the Company’s restricted common stock to SPN for the services provided under the agreement. The Company also granted SPN “piggyback” registration rights for the shares of common stock. The president and sole shareholder of SPN is Robert Wheat, who is also the sole shareholder of RBW, Inc. which entered into a Finder Agreement with the Company’s subsidiary under which RBW, Inc. was paid a finders fee related to capital raising. Mr. Wheat also beneficially owns approximately 8% of the Company’s outstanding shares of common stock. The description of the terms of the consulting agreement is qualified by reference to the complete copy of such agreement which is filed as an exhibit to this report and incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective November 13, 2007, James Collas resigned as the Company’s Chief Financial Officer and Treasurer. Mr. Collas remains as the Company’s Chief Executive Officer and a director.

Effective November 13, 2007, Jonathan Shultz was appointed as the Chief Financial Officer and Treasurer of the Company. A description of Mr. Shultz’s business experience is as follows:

Mr. Shultz has over 20 years of diversified business and financial management experience that includes both Big 4 public accounting and private industry. Mr. Shultz began his career as an auditor and computer specialist with Ernst & Young, serving seven years in the firm’s San Diego office. Subsequent to his tenure with Ernst & Young, Mr. Shultz served as Vice President of Finance or Chief Financial Officer for several public and private sector companies with responsibilities for finance and accounting, information technologies, human resources and legal affairs. Mr. Shultz also has private company experience which includes a variety of industries including IT and wireless technologies, life sciences, and manufacturing concerns operating in the United States, Mexico, South America and the Far East. From June 2007 and prior to joining the Company, Mr. Shultz worked in the audit and attest practice of Squar, Milner, Peterson, Miranda and Williamson, LLP, which is the largest Southern California based public accounting firm. From December 2006 to June 2007, Mr. Shultz worked as a financial consultant or interim Chief Financial Officer for a number of San Diego area public and private companies. From October 2004 to November 2006, Mr. Shultz was the Chief Financial Officer for Neology, Inc., located in Poway, California, which manufactured and deployed radio frequency identification solutions. From August 2002 to December 2004, Mr. Shultz was the Vice President and Chief Financial Officer for Behavioral Medical Research in San Diego, California, a firm in the business of pharmaceutical research. Mr. Shultz has a Bachelors Degree in Accounting and a Masters Degree in Finance, both from San Diego State University. He is a certified public accountant, a certified management accountant and is certified in financial management.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.3	Consulting Agreement with SPN Investments, Inc. dated November 14, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IDEAEDGE, INC.

Dated: November 16, 2007	By:	/s/ James Collas
James Collas
Chief Executive Officer

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